GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2015 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - August 3, 2015 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the second quarter ended June 30, 2015. Greenlight Re reported a net loss of $39.6 million for the second quarter of 2015, compared to net income of $109.6 million for the same period in 2014. The net loss per share for the second quarter of 2015 was $1.06, compared to fully diluted net income per share of $2.89 for the same period in 2014.

Fully diluted adjusted book value per share was $29.07 as of June 30, 2015, a 4.6% decrease from $30.47 per share as of June 30, 2014.

“We are pleased with the new business and relationships we have developed this year,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “Unfortunately, our second quarter results were impacted by a small loss in our investment portfolio and adverse development in a contract in run-off that negatively impacted our combined ratio.”

Financial and operating highlights for Greenlight Re for the second quarter and six months ended June 30, 2015 include:

•
Gross written premiums of $93.0 million, an increase from $33.7 million in the second quarter of 2014; net earned premiums were $91.7 million, an increase from $87.9 million reported in the prior-year period.

•	An underwriting loss of $8.9 million, compared to underwriting income of $5.6 million in the second quarter of 2014.

•
A composite ratio for the six months ended June 30, 2015 of 102.2% compared to 93.9% for the prior year period. The combined ratio for the six months ended June 30, 2015 was 109.2% compared to 99.8% for the prior year period.

•
A net investment loss of 1.5% on Greenlight Re's investment portfolio managed by DME Advisors, LP compared to a net investment gain of 8.1% in the second quarter of 2014. For the first six months of 2015, the net investment loss was $45.1 million, representing a loss of 3.2%, compared to net investment income of $103.8 million during the comparable period in 2014 when Greenlight Re reported a 7.3% return.

•
During the second quarter and in July 2015, Greenlight Re repurchased 500,000 Class A ordinary shares at an average price of $29.32. Greenlight Re can repurchase up to an additional 1,500,000 Class A ordinary shares or securities convertible into Class A ordinary shares in the open market under its current share repurchase plan, which expires on June 30, 2016.

“Our investment portfolio continues to be defensively positioned as we remain cautious due to an uncertain investment environment,” stated David Einhorn, Chairman of the Board of Directors. “While we are disappointed with the underwriting loss from legacy business this quarter, we remain encouraged by the current portfolio and new relationships.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the second quarter ended June 30, 2015 on Tuesday, August 4, 2015 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Second Quarter 2015 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Second Quarter 2015 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10066921

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre150804.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on August 4, 2015 until 9:00 a.m. Eastern time on August 11, 2015.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10066921. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:

Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2015 and December 31, 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$43,482	$49,212
Equity securities, trading, at fair value	1,217,462	1,266,175
Other investments, at fair value	157,629	115,591
Total investments	1,418,573	1,430,978
Cash and cash equivalents	90,955	12,030
Restricted cash and cash equivalents	1,649,016	1,296,914
Financial contracts receivable, at fair value	38,031	47,171
Reinsurance balances receivable	141,010	151,185
Loss and loss adjustment expenses recoverable	2,906	11,523
Deferred acquisition costs, net	43,055	34,420
Unearned premiums ceded	2,683	4,027
Notes receivable	29,857	1,566
Other assets	8,742	5,478
Total assets	$3,424,828	$2,995,292
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,285,354	$1,090,731
Financial contracts payable, at fair value	28,035	44,592
Due to prime brokers	515,063	211,070
Loss and loss adjustment expense reserves	270,435	264,243
Unearned premium reserves	160,172	128,736
Reinsurance balances payable	16,642	40,372
Funds withheld	6,861	6,558
Other liabilities	14,770	14,949
Total liabilities	2,297,332	1,801,251
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 31,209,651 (2014: 31,129,648): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,895 (2014: 6,254,895))	3,746	3,738
Additional paid-in capital	500,641	500,553
Retained earnings	594,937	660,860
Shareholders’ equity attributable to shareholders	1,099,324	1,165,151
Non-controlling interest in joint venture	28,172	28,890
Total equity	1,127,496	1,194,041
Total liabilities and equity	$3,424,828	$2,995,292

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three and six months ended June 30, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended June 30		Six months ended June 30
	2015	2014	2015	2014
Revenues
Gross premiums written	$92,990	$33,654	$222,672	$152,555
Gross premiums ceded	(1,868)	(2,759)	(3,494)	(8,699)
Net premiums written	91,122	30,895	219,178	143,856
Change in net unearned premium reserves	563	56,960	(32,700)	55,688
Net premiums earned	91,685	87,855	186,478	199,544
Net investment income (loss)	(20,305)	113,932	(45,134)	103,782
Other income (expense), net	(3,760)	(1,400)	(2,172)	(1,218)
Total revenues	67,620	200,387	139,172	302,108
Expenses
Loss and loss adjustment expenses incurred, net	76,653	56,644	139,860	124,007
Acquisition costs, net	23,939	25,570	50,780	63,366
General and administrative expenses	6,894	5,559	13,054	11,759
Total expenses	107,486	87,773	203,694	199,132
Income (loss) before income tax expense	(39,866)	112,614	(64,522)	102,976
Income tax (expense) benefit	(54)	14	161	574
Net income (loss) including non-controlling interest	(39,920)	112,628	(64,361)	103,550
Income (loss) attributable to non-controlling interest in joint venture	324	(3,075)	718	(2,878)
Net income (loss)	$(39,596)	$109,553	$(63,643)	$100,672
Earnings (loss) per share
Basic	$(1.06)	$2.94	$(1.71)	$2.71
Diluted	$(1.06)	$2.89	$(1.71)	$2.66
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	37,303,265	37,246,922	37,168,279	37,161,818
Diluted	37,303,265	37,902,106	37,168,279	37,843,013

The following table provides the ratios for the six months ended June 30, 2015 and 2014:

	Six months ended June 30
		2015			2014
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	78.7%	37.8%	75.0%	65.4%	10.5%	62.1%
Acquisition cost ratio	27.6%	23.5%	27.2%	32.6%	18.8%	31.8%
Composite ratio	106.3%	61.3%	102.2%	98.0%	29.3%	93.9%
Internal expense ratio			5.2%			5.1%
Corporate expense ratio			1.8%			0.8%
Combined ratio			109.2%			99.8%